UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) September 13, 2005

Majesco Entertainment Company
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

333-70663	06-1529524
(Commission File Number)	(IRS Employer Identification No.)
160 Raritan Center Parkway, Edison, New Jersey	08837
(Address of Principal Executive Offices)	(Zip Code)

(732) 225-8910
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01    Entry into a Material Definitive Agreement.

On November 2, 2005, we received the counter-signed copy of the Publisher License Agreement for the Xbox 360 game system between Microsoft Licensing, GP ("Microsoft") and Majesco Entertainment Company ("Registrant") dated September 13, 2005. The agreement grants the Registrant the right to develop and/or publish software products for the Xbox 360 game system and license proprietary materials from Microsoft for three (3) years following the release of the Xbox 360 game system in the United States and certain territories throughout the world, including North America, Europe, Asia and Japan, in accordance with the terms of the agreement. Registrant is subject to Microsoft's approval process for each game, including, but not limited to, the game's concept, features, all marketing materials and final certification of the game. Following certification, Registrant is required to place orders to manufacture the minimum order of quantities of each game for specific territories, as defined by Microsoft and updated in the first calendar quarter of each year. Registrant is also required to pay Microsoft royalties for each game.

In addition, the Registrant must indemnify Microsoft from all third party claims, demands, costs, liabilities, losses, expenses and damages resulting from any claim against Microsoft regarding the Registrant's games, including any third party claims relating to quality, performance, safety or intellectual property infringement. Registrant is also required to provide a minimum warranty to consumers in accordance with local laws and industry practices. Subject to a cure period under certain circumstances, the Agreement may be terminated upon written notice by either Microsoft or Registrant in the event of a breach or default by the other party. Upon termination of the Agreement for other than the Registrant's breach or default, the Registrant has a limited period of time to sell any existing product inventory remaining as of the date of termination. The length of this sell-off period is six (6) months. The Registrant must destroy any such inventory remaining after the end of the sell-off period. Upon termination as a result of the Registrant's breach or default, Microsoft may, at its discretion, require the Registrant to immediately destroy any remaining product inventory.

This Current Report on Form 8-K may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to (i) statements with respect to the Microsoft Xbox 360 Publisher License Agreement; and (ii) other statements identified by words such as "anticipate", "believe", "expect", "intend", "estimate", "may", "could", "project", "potential", "plan", "forecast", "future" or similar expressions. These forward-looking statements are subject to business and economic risk and reflect management's current expectations, estimates and projections about our business and are inherently uncertain and difficult to predict. Our actual results could differ materially. The forward-looking statements contained herein speak only as of the date on which they were made, and we do not undertake any obligation to update any forward-looking statements to reflect events or circumstances after the date of this Current Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MAJESCO ENTERTAINMENT COMPANY
By: /s/ Jesse Sutton Name: Jesse Sutton Title: President

Date: November 8, 2005